EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
The Boeing Company on Form S-8 of our reports dated January 24, 1994, appearing in, and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 1993.

/s/ Deloitte & Touche

Deloitte & Touche

Seattle, Washington
March 17, 1994